UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2008
BRONCO DRILLING COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51471	20-2902156

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

16217 North May Avenue
Edmond, Oklahoma		73013

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (405) 242-4444

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 4, 2008, Bronco Drilling Company, Inc. (the “Company”) and its wholly-owned subsidiary, Bronco MENA Investments LLC, closed previously announced transactions with Challenger Limited, a company organized under the laws of the Isle of Man (“Challenger”), and certain of its affiliates, wherein the Company acquired a 25% equity interest in Challenger in exchange for 6 drilling rigs and $5 million in cash, and Challenger purchased from the Company and a wholly-owned subsidiary of the Company four drilling rigs and ancillary equipment for approximately $13.4 million, payable in installments. The Company is filing herewith a copy of the definitive Shareholders’ Agreement relating to its equity investment in Challenger, a copy of the definitive Drilling Rigs Purchase and Sale Agreement and a copy of the promissory note representing the installment payment obligation of Challenger relating to its purchase of the drilling rigs.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Shareholders’ Agreement relating to Challenger Limited dated January 4, 2008

10.2	Drilling Rigs Purchase and Sale Agreement by and between Bronco Drilling Company, Inc., Hays Trucking, Inc., and Challenger Limited dated January 4, 2008.

10.3	Promissory Note and Security Agreement by Challenger Limited dated January 4, 2008
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.
Date: January 9, 2008	By:	/s/ ZACHARY M. GRAVES
Zachary M. Graves
Chief Financial Officer

Exhibit Index

Number	Exhibit
10.1	Shareholders’ Agreement relating to Challenger Limited dated January 4, 2008

10.2	Drilling Rigs Purchase and Sale Agreement by and between Bronco Drilling Company, Inc., Hays Trucking, Inc., and Challenger Limited dated January 4, 2008.

10.3	Promissory Note and Security Agreement by Challenger Limited dated January 4, 2008